                   BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                CODE OF ETHICS

INTRODUCTION
------------

Barrow, Hanley, Mewhinney & Strauss, Inc. (the "Firm") has adopted this Code of Ethics ("Code") in compliance with the requirements of Sections 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") and Section 17j of the Investment Company Act of 1940. This Code was adopted on November 28, 1983 and last amended on December 30, 2005. The Code of Ethics requires the Firm's supervised Persons to comply with the federal securities laws, sets forth standards of conduct expected of the Firm's supervised Persons and addresses conflicts that arise from personal trading by Access Persons. The policies and procedures outlined in the Code of Ethics are intended to promote compliance with fiduciary standards by the Firm and its supervised Persons. As a fiduciary, the Firm has the responsibility to render professional, continuous and unbiased investment advice, owes its clients a duty of honesty, good faith and fair dealing, must act at all times in the best interests of clients and must avoid or disclose conflicts of interest.

This Code Of Ethics Is Designed To:

      o     Protect the Firm's clients by deterring misconduct;
      o Educate our employees regarding the Firm's expectations and the laws governing their conduct;
      o Remind employees that they are in a position of trust and must act with complete propriety at all times;
      o     Protect the reputation of the Firm;
      o     Guard against violations of the securities laws; and
      o Establish procedures for employees to follow so that the Firm may determine whether employees are complying with its ethical principals.

This Code of Ethics is based upon the principle that the directors, officers and other employees of the Firm owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including their personal Securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Chief Compliance Officer of the Firm to report violations of this Code of Ethics to the Firm's Board of Directors and any U.S. registered investment company client for which the Firm acts as adviser or sub-adviser.

This Code contains provisions reasonably necessary to prevent Persons from engaging in acts in violation of the above standards, and procedures reasonably necessary to prevent violations of the Code. Each employee at the commencement of their employment and as an Access Person must certify, by their signature on Exhibit A, they have read and understand the Code's requirements and their acknowledgement to abide by all of the Code's provisions. Each employee must re-certify understanding and acknowledgement of the Code any time the Code is amended.

      A.    DEFINITIONS
            -----------

            (1) "ACCESS PERSON" means any director, officer, general partner, advisory person, investment personnel, portfolio manager, or employee of the firm.

            (2) "ADVISORY PERSON" means any natural person in a control relationship to the Firm who obtains information concerning recommendations made to the Firm with regard to the purchase or sale of a Security by the Firm

            (3) "AFFILIATED COMPANY" means a company which is an affiliate of the Firm through the Old Mutual U.S. Holdings, Inc. relationship.

            (4) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when a recommendation to purchase or sell the security has been made and communicated, which includes when the Firm has a pending "buy" or "sell" order with respect to a Security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. "PURCHASE OR SALE OF A SECURITY" includes the writing of an option to purchase or sell a Security.

            (5) "BENEFICIAL OWNERSHIP" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations hereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the Security. An Access Person is presumed to be the beneficial owner of Securities held by his/her immediate family member sharing the same household.

            (6) "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any Person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any Person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural Person shall be presumed not to be a controlled Person.

            (7) "INVESTMENT PERSONNEL" means: (a) any Portfolio Manager of the Firm as defined in (10) below; and (b) securities analysts, traders and other personnel who provide information and advice to the Portfolio Manager or who help execute the Portfolio Manager's decisions.

            (8)   "NONRESIDENT DIRECTOR" means any director of the Firm who:
                  (a) is not an officer, employee or shareholder of the Firm;
                  (b) does not maintain a business address at the Firm and (c) who does not, in the ordinary course of his business, receive or have access to current information regarding the purchase or sale of Securities by the Firm, information regarding recommendations concerning the purchase or sale of Securities by the Firm or information regarding Securities being considered for purchase or sale by the Firm.

            (9)   "PERSON" means any natural Person or a company.

            (10) "PORTFOLIO MANAGER" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions.

            (11) "REPORTABLE FUND" means any Fund for which the Firm serves as an Investment Adviser or Sub-Adviser.

            (12) "SECURITY" means any note, stock, treasury stock, bond, debenture, unit trust-ETFs, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any Security (including a certificate of deposit) or on any group or index of Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national Securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a Security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. Security shall not include: direct obligations of the Government of the United States, high quality short-term debt instruments, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements, and shares of registered open-end investment companies, other than shares of Reportable Funds, open-end ETFs, and UITs that are invested exclusively in one or more open-end fund (none of which are Reportable Funds.)

      B.    POLICY STATEMENT ON INSIDER TRADING
            -----------------------------------

            Section 204A of the Advisers Act requires every investment adviser to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm. BHMS' Insider Trading Policy applies to all of its employees and any questions regarding this policy and procedures should be referred to the Firm's Chief Compliance Officer.

            The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in Securities (whether or not one is an "insider") or to communications of material nonpublic information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits:

                  (1) Trading by an insider, while in possession of material nonpublic information; or
                  (2) Trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or
                  (3) Communicating material nonpublic information to others in a breach of fiduciary duty.

            Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's Securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, debt service and liquidation problems, extraordinary management developments, write-downs or write-offs of assets, additions to reserves for bad debts, new product/services announcements, criminal, civil and government investigations and indictments. Material information does not have to relate to a company's business. For example, material information about the contents of any upcoming newspaper column may affect the price of a Security, and therefore be considered material. Disclosure of a registered investment company client's holdings or any client's holdings that are not publicly available are considered material information and therefore must be kept confidential. All employees of BHMS are subject to the Duty of Confidentiality, Item C of this Code.

            Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street
                         ---------  -------------------------  ---------------
            Journal or other publications of general circulation would be
            -------
            considered public. You should be particularly careful with information received from client contacts at public companies.

            Before trading for yourself or others in the Securities of a company about which you may have potential inside information, ask yourself the following questions:

                  (i) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the Securities if generally disclosed?
                  (ii) Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace?

            The role of the Firm's Chief Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

                  (i) Report the matter immediately to the Firm's Chief Compliance Officer.
                  (ii) Do not purchase or sell the Securities on behalf of yourself or others.
                  (iii) Do not communicate the information inside or outside the Firm, other than to the Firm's Chief Compliance Officer.
                  (iv) After the Firm's Chief Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

            Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

      C.    DUTY OF CONFIDENTIALITY
            -----------------------

            Employees of the Firm must keep confidential at all times any nonpublic information they may obtain in the course of their employment at the Firm. This information includes but is not limited to:

                  (1) Information on the clients accounts, including account holdings, recent or impending Securities transactions by the clients and recommendations or activities of the Portfolio Managers for the clients' accounts;
                  (2)   Information on the Firm's clients and prospective
                        clients investments and account transactions;
                  (3)   Information on other Firm personnel, including their
                        pay, benefits, position level and performance rating;
                        and
                  (4) Information on the Firm's business activities, including new services, products, technologies and business initiatives.

            The Firm's personnel have the highest fiduciary obligation not to reveal confidential company information to any party that does not have a clear and compelling need to know such information and to safeguard all client information.

      D.    RESTRICTIONS FOR ACCESS PERSONS
            -------------------------------

            (1) GENERAL RESTRICTIONS FOR ACCESS PERSONS. Access Persons are subject to the following restrictions with respect to their personal transactions:

                  (a) PROHIBITION ON ACCEPTING GIFTS OF MORE THAN DE MINIMIS VALUE. Access Persons are prohibited from accepting any gift or other items of more than de minimis value from any Person or entity that does business with or on behalf of the Firm; for the purpose of this Code de minimis shall be considered to be the annual receipt of gifts from the same source valued at $250 or less per individual recipient, when the gifts are in relation to the conduct of the Firm's business. A gift does not include participation in lunches, dinners, cocktail parties, sporting activities or similar gatherings conducted for business purposes.

                  (b) PROHIBITION ON SERVICE AS A DIRECTOR OR PUBLIC OFFICIAL. Investment Personnel are prohibited from serving on the board of directors of any publicly traded company without prior authorization of the President or other duly authorized officer of the Firm. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm's clients. Authorization of board service shall be subject to the implementation by the Firm of a "Chinese Wall" or other procedures to isolate such Investment Personnel from making decisions about trading in that company's securities.

                  (c) PROHIBITION ON INITIAL PUBLIC OFFERINGS. Access Persons, who are not Nonresident Directors, are prohibited from acquiring Securities in an initial public offering. Nonresident Directors must receive pre-clearance to purchase Securities in an initial public offering.

                  (d) PROHIBITION ON PRIVATE PLACEMENTS. Access Persons are prohibited from acquiring Securities in a private placement without prior approval from the Firm's Chief Compliance Officer. In the event an Access Person receives approval to purchase Securities in a private placement, the Access Person must disclose that investment if he or she plays any part in the Firm's later consideration of an investment in the issuer.

                  (e) PROHIBITION ON OPTIONS. Access Persons, who are not Nonresident Directors, are prohibited from acquiring or selling any option on any Security.

                  (f) PROHIBITION ON SHORT-SELLING. Access Persons, who are not Nonresident Directors, are prohibited from selling any Security that the Access Person does not own, or otherwise engaging in "short-selling" activities.

                  (g) PROHIBITION ON SHORT-TERM TRADING PROFITS. Access Persons, who are not Nonresident Directors, are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or related) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement.

                  (h) PROHIBITION ON SHORT-TERM TRADING OF REPORTABLE FUNDS. Access Persons, who are not Nonresident Directors, are prohibited from short-term trading of any Reportable Fund shares. "Short-term trading" defined as a purchase and redemption/sell of a fund's shares within a 30-day period. This prohibition does not cover purchases and redemptions/sales: (i) into or out of money market funds or short term bond funds; or (ii) purchases effected on a regular periodic basis by automated means, such as 401(k) purchases.

            (2) BLACKOUT RESTRICTIONS FOR ACCESS PERSONS. All Access Persons, who are not Nonresident Directors, are subject to the following restrictions when their purchases and sales of Securities coincide with trades by any client of the Firm:

                  (a) PURCHASES AND SALES WITHIN THREE DAYS FOLLOWING A TRADE BY A CLIENT. Access Persons are prohibited from purchasing or selling any Security within three calendar days after any client has traded in the same (or a related) Security. In the event that an Access Person makes a prohibited purchase or sale within the three-day period, the access Person must unwind the transaction and relinquish to the Firm any gain from the transaction.

                  (b) PURCHASES WITHIN SEVEN DAYS BEFORE A PURCHASE BY A CLIENT. Any Access Person who purchases a Security within seven calendar days before any client purchases the same (or a related) Security is prohibited from selling the Security for a period of six months following the client's trade. In the event that an Access Person makes a prohibited sale within the six-month period, the Access Person must relinquish to the Firm any gain from the transaction.

                  (c) SALES WITHIN SEVEN DAYS BEFORE A SALE BY A CLIENT. Any Access Person who sells a Security within seven days before any client sells the same (or a related) Security must relinquish to the Firm the difference between the Access Person's sale price and the client portfolio(s) sale price (assuming the Access Person's sale price is higher).

                  (d) DISGORGEMENT. A charity shall be selected by the Firm to receive any disgorged or relinquished amounts due to personal trading violations.

      E.    EXEMPTED TRANSACTIONS
            ---------------------

            The prohibitions of Sections D (1)(f) and (g) and D (2)(a),(b) and
            (c) shall not apply to:

                  (1) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control; an Access Person is presumed to be a beneficial owner of Securities that are held by his/her immediate family members sharing the Access Person's household;

                  (2) Purchases or sales which are non-volitional on the part of either the Access Person or the Firm;

                  (3) Purchases which are part of an automatic dividend reinvestment plan or an automatic investment plan, such as 401(k) purchases; and

                  (4) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

      F.    COMPLIANCE PROCEDURES
            ---------------------

            (1) RECORDS OF SECURITIES TRANSACTIONS. All Access Persons must notify the Firm's Chief Compliance Officer if they have opened or intend to open a brokerage or Securities account. Access Persons must direct their brokers to supply the Firm's Chief Compliance Officer with duplicate brokerage confirmations of their Securities transactions and duplicate statements of their Securities account(s).

            (2) PRE-CLEARANCE OF SECURITIES TRANSACTIONS. All Access Persons, who are not Nonresident Directors, shall receive prior written approval from the Firm's Chief Compliance Officer, or other officer designated by the Board of Directors, before purchasing or selling Securities or any Reportable Fund. Pre-clearance for Securities owned or traded by the Firm is valid for that trading day. Pre-clearance for Securities not owned or traded by the Firm and any Reportable Fund is valid for five concurrent trading sessions. The personal Securities transactions pre-clearance form is attached as Exhibit D.

            (3) PRE-CLEARANCE OF ANY TRANSACTION IN A REPORTABLE FUND. All Access Persons, who are not Nonresident Directors, shall receive prior written approval from the Firm's Chief Compliance Officer, or other officer designated by the Board of Directors, before purchasing or selling any Reportable Fund. Pre-clearance for Reportable Funds is valid for that trading day. This prohibition does not cover purchases and redemptions/sales: (a) into or out of money market funds or short term bond funds; or (b) effected on a regular periodic basis by automated means, such as 401(k) purchases.

            (4) DISCLOSURE OF PERSONAL HOLDINGS, AND CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS. All Access Persons shall disclose to the Firm's Chief Compliance Officer all personal Securities holdings and all Reportable Funds holdings upon the later of commencement of employment or adoption of this Code and thereafter on an annual basis as of December 31. Every Access Person shall certify by their signature:

                  (a) They have read and understand the Code and recognize that they are subject to all provisions of the Code and they have reported all personal Securities and Reportable Funds holdings, on Exhibit A, Initial Report of Access Persons, upon employment with the Firm;

                  (b) They have read and understand the Code and recognize they are subject to all provisions of the Code, at any time the Code is amended;

                  (c) They have complied with the requirements of the Code and reported all personal Securities and Reportable Funds holdings on Exhibit B, Annual Report of Access Persons, annually; and

                  (d) They have reported all personal Securities and Reportable Funds transactions, and any Securities account(s) opened during the quarter on Exhibit C, Quarterly Report of Access Persons, quarterly.

                  (e) Exhibit A report shall be made within 10 days of hire, and Exhibit B & C reports shall be made with in 10 business days of quarter-end and year-end, as identified above, and delivered to the Firm's Chief Compliance Officer.

      (5)   REPORTING REQUIREMENTS

            (a) The Chief Compliance Officer of the Firm shall notify each Access Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code to each such person upon their date of employment and upon such time as any amendment is made to this Code.

            (b) Reports submitted to the Chief Compliance Officer of the Firm pursuant to this Code shall be confidential and shall be provided only to the officers and directors of the Firm, Firm counsel or regulatory authorities upon appropriate request.

            (c) Every Access Person shall report to the Chief Compliance Officer of the Firm the information described in, Sub-paragraph (4)(d) of this Section with respect to transactions in any security or Reportable Fund in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security; an Access Person is presumed to be a beneficial owner of Securities that are held by his/her immediate family members sharing the Access Person's household.

            (d) Reports required to be made under this Paragraph (5) shall be made not later than 10 business days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every Access Person and Nonresident Director shall be required to submit a report for all periods, including those periods in which no Securities transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information:

                        (i) The date of the transaction, the Security name and/or cusip, the number of shares, and the principal amount of each Security transacted;
                        (ii) The nature of the transaction (i.e., purchase or sale);
                        (iii) The price at which the transaction was effected;
                              and
                        (iv) The name of the broker, dealer or bank with or through whom the transaction was effected. Duplicate copies of the Securities transaction confirmation of all personal transactions and copies of periodic statements for all Securities accounts may be appended to Exhibit C to fulfill the reporting requirement.

            (e) Any such report may contain a statement that the report shall not be construed as an admission by the Person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

      (6)   CONFLICT OF INTEREST

            Every Access Person shall notify the Chief Compliance Officer of the Firm of any personal conflict of interest relationship which may involve the Firm's clients, such as the existence of any economic relationship between their transactions and Securities held or to be acquired by any portfolio of the Firm. Such notification shall occur in the pre-clearance process.

G.    REPORTING OF VIOLATIONS
      -----------------------

      (1) Any employee of the Firm who becomes aware of a violation of the Code must promptly report such violation to the Chief Compliance Officer.

      (2) The Firm's Chief Compliance Officer shall promptly report to the Board of Directors and to the any Investment Company client's Compliance Officer all material violations of this Code and the reporting requirements there-under.

      (3) When the Firm's Chief Compliance Officer finds that a transaction otherwise reportable to the Board of Directors under Paragraph (2) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Section 206 of the Advisers Act or Rule 17j-1 of the `40 Act, he may, in his discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code, in lieu of reporting the transaction to the Board of Directors.

      (4) The Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed.

H.    ANNUAL REPORTING TO THE BOARD OF DIRECTORS
      ------------------------------------------

      The Firm's Chief Compliance Officer shall prepare an annual report relating to this Code to the Board of Directors. Such annual report shall:

            (1) Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;
            (2) Identify any violations requiring significant remedial action during the past year; and
            (3) Identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code, evolving industry practices or developments in applicable laws or regulations.

I.    SANCTIONS
      ---------

      Upon discovering a violation of this Code, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

J.    RETENTION OF RECORDS
      --------------------

      This Code, a list of all Persons required to make reports hereunder from time to time, as shall be updated by the Firm's Chief Compliance Officer, a copy of each report made by an Access Person hereunder, each memorandum made by the Firm's Chief Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Firm.

                                                                     Exhibit A

                   BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                CODE OF ETHICS

                       INITIAL REPORT OF ACCESS PERSONS

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

         1. I hereby acknowledge receipt of a copy of the Code of Ethics for Barrow, Hanley, Mewhinney & Strauss, Inc. (the "Firm").

         2. I have read and understand the Code and recognize that I am subject thereto in the capacity of Access Persons.

         3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and Securities held or to be acquired by the Firm or any of its portfolios.

         4. As of the date below I had a direct or indirect beneficial ownership in the following Securities:

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                SECURITY NAME/TYPE/TICKER                  NUMBER OF SHARES    PRINCIPAL VALUE    TYPE OF INTEREST
                 INTEREST RATE & MATURITY                                                            (DIRECT OR
                                                                                                      INDIRECT)
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

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===================================================================================================================


         5. I hereby certify I have the following brokerage accounts open and have directed the firm to send duplicate confirms to Barrow, Hanley, Mewhinney and Strauss.

=============================================================================================
                                                                     TYPE OF INTEREST
                         NAME OF FIRM                              (DIRECT OR INDIRECT)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

=============================================================================================


NOTE: Do not report transactions in U.S. Government securities, bankers'
         ---
acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (non-Reportable Funds).


Date:                                               Signature:
     -------------------------------------------              -------------------------------------------
     (First date of investment personnel status)
                                                   Print Name:
                                                              -------------------------------------------

                                                        Title:
                                                              -------------------------------------------

                                                     Employer: Barrow, Hanley, Mewhinney & Strauss, Inc.
                                                              -------------------------------------------

Date:                                               Signature:
     -------------------------------------------              -------------------------------------------
                                                               Firm's Chief Compliance Officer

                                                                     Exhibit B

                   BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                CODE OF ETHICS

                        ANNUAL REPORT OF ACCESS PERSONS

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

         1. I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an Access Person.

         2. I hereby certify that, during the year ended December 31, 20  ,
                                                                        --
I have complied with the requirements of the Code and I have reported all Securities transactions required to be reported pursuant to the Code.

         3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Client's portfolio of the Firm to any employees of any other OMUSH affiliate, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

         4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios.

         5. As of December 31, 20  , I had a direct or indirect beneficial
                                 --
ownership in the following Securities:

====================================================================================================================
                                                                                                TYPE OF INTEREST
       SECURITY NAME/TYPE/TICKER INTEREST RATE & MATURITY              NUMBER OF SHARES       (DIRECT OR INDIRECT)
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

====================================================================================================================


         6. I hereby certify I have the following brokerage accounts open and have directed the firm to send duplicate confirms to Barrow, Hanley, Mewhinney and Strauss.

=============================================================================================
                                                                       TYPE OF INTEREST
                          NAME OF FIRM                               (DIRECT OR INDIRECT)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

=============================================================================================

NOTE: Do not report transactions in U.S. Government securities, bankers'
         ---
acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (non-Reportable Funds).

Date:                                               Signature:
     -------------------------------------------              -------------------------------------------
     (First date of investment personnel status)
                                                   Print Name:
                                                              -------------------------------------------

                                                        Title:
                                                              -------------------------------------------

                                                     Employer: Barrow, Hanley, Mewhinney & Strauss, Inc.
                                                              -------------------------------------------

Date:                                               Signature:
     -------------------------------------------              -------------------------------------------
                                                               Firm's Chief Compliance Officer

                                                                     Exhibit C

                   BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                      QUARTERLY REPORT OF ACCESS PERSONS

Securities Transactions Report for the Calendar Quarter Ended:
                                                              -----------------

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

During the quarter referred to above, the following transactions were effected in Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code adopted by the Firm.

=================================================================================================================================
             SECURITY NAME/TYPE                 DATE OF     NO. OF    DOLLAR AMOUNT    TRANSACTION       PRICE         BROKER/
                   TICKER                     TRANSACTION   SHARES   OF TRANSACTION    (Purch., Sale,                  DEALER
          INTEREST RATE & MATURITY                                                         Other)                   OR BANK NAME
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------

=================================================================================================================================


During the quarter referred to above, the following brokerage accounts were opened with direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code adopted by the Firm.

=======================================================================================================================
                                                                      TYPE OF INTEREST
                         NAME OF FIRM                               (DIRECT OR INDIRECT)              DATE ACCOUNT
                                                                                                         OPENED
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

=======================================================================================================================

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed above.

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as the existence of any economic relationship between my transactions and Securities held or to be acquired by Firm clients or any related portfolios.

NOTE: Do not report transactions in U.S. Government securities, bankers'
         ---
acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (non-Reportable Funds).


Date:                                               Signature:
     -------------------------------------------              -------------------------------------------
     (First date of investment personnel status)
                                                   Print Name:
                                                              -------------------------------------------

                                                        Title:
                                                              -------------------------------------------

                                                     Employer: Barrow, Hanley, Mewhinney & Strauss, Inc.
                                                              -------------------------------------------

Date:                                               Signature:
     -------------------------------------------              -------------------------------------------
                                                               Firm's Chief Compliance Officer

                                                                     Exhibit D

                   BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                ACCESS PERSONS

              Personal Securities Transactions Pre-clearance Form
                      (See Section D(2), Code of Ethics)

         To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:
         I hereby request pre-clearance of the following proposed transactions:

================================================================================================================================
      SECURITY NAME/TYPE/          NO. OF     DOLLAR AMOUNT      NATURE OF       PRICE         BROKER/DEALER       AUTHORIZED
TICKER INTEREST RATE & MATURITY    SHARES    OF TRANSACTION     TRANSACTION       (OR         OR BANK THROUGH
                                                              (Purch., Sale,    PROPOSED       WHOM EFFECTED        YES   NO
                                                                  Other)         PRICE)
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

================================================================================================================================


Date:                                               Signature:
     -------------------------------------------              -------------------------------------------
     (First date of investment personnel status)
                                                   Print Name:
                                                              -------------------------------------------

                                                        Title:
                                                              -------------------------------------------

                                                     Employer: Barrow, Hanley, Mewhinney & Strauss, Inc.
                                                              -------------------------------------------

Date:                                               Signature:
     -------------------------------------------              -------------------------------------------
                                                               Firm's Chief Compliance Officer